As filed with the Securities and Exchange Commission on January
14, 1997

                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GLOBAL VENTURE FUNDING, INC.
           (Exact name of registrant as specified in its charter)

                            Colorado 84-0990371
               (State or other jurisdiction of incorporation or organization)(I.R.S. Employer Identification No.)

                         628 Las Vegas Blvd. South
                            Las Vegas, NV  89101
                               (702) 233-6638
        (Address of Registrant's principal offices, including zip code)

                 MANAGEMENT CONSULTING PLAN WITH ROBERT EPSTEIN
                          (Full title of the Plan)

                                Robert M. Dolan
                          628 Las Vegas Blvd. South
                            Las Vegas, NV  89101
                                (702) 233-6638
         (Name, address and telephone number of agent for service)

                                 COPIES TO:
                               Diane M. Lalosh
                    1451 Southwest Blvd., Suite 120-L
                           Rohnert Park, CA  94928

                  Approximate Date of Proposed Sale to the Public
As soon as practicable after this Registration Statement becomes effective.

                       CALCULATION OF REGISTRATION FEE

Title of Securities    Amount to be    Proposed Maximum     Proposed Maximum    Amount of
to be Registered        Registered    Offering Price per   Aggregate Offering  Registration
                                            Share                Price             Fee
-------------------------------------------------------------------------------------------
Common Stock,           100,000            $1.50             $ 150,000           $ 100.00
$.0001 Par Value (1)
-------------------------------------------------------------------------------------------
(1) The registration fee is based upon a price of $1.50 per share. The price is determined accordingly by reference to the Agreement price provisions of the Issuer and the fair market value of the stock at the time of issuance.


CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

Form S-8 Item Number
and Caption                                 Caption in Prospectus
1. Forepart of Registration Statement     Facing Page of Registration Statement
   and Outside Front Cover Page of        and Cover Page of Prospectus
   Prospectus

2. Inside Front and Outside Back Cover    Inside Cover Page of Prospectus and
   Pages of Prospectus                    Outside Cover Page of Prospectus

3. Summary Information, Risk Factors and  Not Applicable
   Ratio of Earnings to Fixed Charges

4.Use of Proceeds                         Not Applicable

5. Determination of Offering Price        Not Applicable

6. Dilution                               Not Applicable

7. Selling Security Holders               Sales by Selling Security Holder

8. Plan of Distribution                   Cover Page of Prospectus and Sales by
                                          Selling Security Holder

9. Description of Securities to be        Description of Securities; Management
   Registered                             Consulting Agreement with Robert
                                          Epstein

10.Interests of Named Experts and Counsel  Legal Matters

11.Material Changes                       Not Applicable

12.Incorporation of Certain Information   Incorporation of Certain Documents by
   by Reference                           Reference

13.Disclosure of Commission Position on   Indemnification of Directors and
   Indemnification for Securities Act     Officers; Undertakings
   Liabilities


DATED: January 14, 1997

                                PROSPECTUS

                        GLOBAL VENTURE FUNDING INC.

                      100,000 Shares of Common Stock

                            ISSUED PURSUANT TO
               THE COMPANY'S MANAGEMENT CONSULTING AGREEMENT
                            WITH ROBERT EPSTEIN

This prospectus is part of a Registration Statement which registers an aggregate of 100,000 shares of Common Stock, $.0001 par value (such shares being referred to as the "Shares"), of GLOBAL VENTURE FUNDING INC. (the "Company") which may be issued to Robert Epstein, a consultant to the Company (the "Consultant") pursuant to a written Management Consulting Agreement dated December 16, 1996 (the "Consulting Agreement") providing for the issuance of Shares. Such selling stockholder may sometimes hereafter be referred to as the "Selling Security Holder." All of the Shares are being issued to the Consultant pursuant to the Consulting Agreement. The Company has been advised by the Selling Security Holder that it may sell all or a portion of the Shares from time to time in the Over The Counter Bulletin Board market, in negotiated transaction, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any of the proceeds from such sales. The Company's principal executive is located at 628 Las Vegas Blvd. South, Las Vegas, NV 89101
(702) 233-6638.

No person has been authorized by the Company to give any information or to make any representations other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH STATE.

The date of this Prospectus is January 14, 1997.

                          AVAILABLE INFORMATION
The Company is subject to the informational requirements of the Securities Exchange act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street N.W., Washington D.C., 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington D.C., 20549. The Company currently trades their stock on the OTC Bulletin Board market under the symbol "GBVF".

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of up to 100,000 shares of the Company's Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof

1. The Company's Annual Report on Form 10-KSB filed for the year ended September 30, 1996.

2. All reports and documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all the documents referred to above which have been or may be incorporated in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, 628 Las Vegas Blvd South, Las Vegas, NV 89101, (702) 233-6638.

                 INFORMATION WITH RESPECT TO THE COMPANY
This Prospectus is accompanied by the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996. These Annual reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 are hereby incorporated by reference in this Prospectus and may be obtained, without charge, upon the oral or written request of any person at 628 Las Vegas Blvd South, Las Vegas, NV 89101, (702) 233-6638.

                      MANAGEMENT CONSULTING AGREEMENT
                            WITH ROBERT EPSTEIN

General
On December 16, 1996, the Company entered into a Management Consulting Agreement with Robert Epstein pursuant to which the Company agreed to issue to the Consultant 100,000 shares of Common Stock of the Company in consid-eration for consulting services to be provided to the Company over an anticipated twelve month period commencing as of the date of the agreement. The term of the Management Consulting Agreement shall be twelve months.
Under the terms of the Consulting Agreement, the Consultant is to undertake for and consult with the Company concerning management, marketing and operational planning and consulting, strategic planning, corporate organization and structure, expansion of services and stockholder relations, and shall review and advise the Company regarding its overall progress, needs and condition.

In particular, the Consultant shall assist the Company with the implementa-tion of short range and long term strategic planning to fully develop and enhance the Company s assets, resources, products and services; and advise and recommend to the Company additional services relating to the present products and services provided by the Company as well as new products and services that may be provided by the Company.

Compensation
In connection with the Consulting Agreement, the Company has agreed to issue 100,000 shares of Common Stock of the Company over the aforementioned period and which are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.


Restrictions Under Securities Laws
The sale of any shares of Common Stock must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% or greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option or warrant, he would generally be required to pay to the Company any "profits" resulting from the sale of the stock and receipt of the stock option.
Section 16(b) exempts all option exercises from being treated as purchases and, instead, treats an option grant as a purchase of the underlying security which grant/purchase may be matched with any sale of the underlying security within six months of the date of the grant.

                    SALES BY SELLING SECURITY HOLDERS

The following sets forth the name of the Selling Security Holder, the amount of shares of Common Stock held directly or indirectly and the percentage of shares of Common Stock to be owned by the Selling Security Holder following completion of such offering (based upon 3,582,513 shares outstanding as of September 30, 1996). Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned.


Name of Selling    Number of    Shares to be   Shares to be    Percent to be owned
Security Holder   Shares Owned    Offered      Owned After       After Offering
                                                 Offering
----------------------------------------------------------------------------------
Robert Epstein     100,000(1)     100,000            0                 none

----------------------------------------------------------------------------------
(1) The compensation for such services includes 100,000 shares of the
    Company's common stock issuable to Robert Epstein for certain advisory and consulting services.

                        DESCRIPTION OF SECURITIES
The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares Preferred Stock , $.10 par value.

The following summary of certain terms of the Common Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and By-laws, which are included as exhibits to the Registration Statement of which this Prospectus is a part, and the provisions of applicable law.

Common Stock
As of the date of this Prospectus, there are 3,582,513 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock, if any. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Common Stock to be outstand-ing upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock
The Board of Directors has the authority, without further action of the stockholders, to issue up to 50,000,000 shares of Preferred Stock, $.10 par value, of which 500,000 shares have been designated as Series II, and of which 500,000 shares of Series II are currently issued and remain outstand-ing; 500,000 shares have been designated as Series B, and of which 397,800 shares of Series B are currently issued and remain outstanding; 50,000 shares have been designated as Series C, and of which 3,300 shares of Series C are currently issued and remain outstanding; 50,000 shares have been designated as Series D, and of which 10,750 shares of Series D are currently issued and remain outstanding. The Company currently has no plans to issue any add-itional preferred stock. The Board of Directors of the Company has authority, however, to issue all or a portion of the authorized but unissued preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.

Trading Status
The Company currently trades on the Over The Counter Bulletin Board under the symbol "GBVF".

Transfer Agent
The Transfer Agent for the shares of Common Stock is Corporate Stock Transfer, Inc., 370 17th Street, Suite 2350, Denver, CO 80202 (303) 595-3300.

LEGAL MATTERS
Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Diane M. Lalosh, 1451 Southwest Blvd., #120-L, Rohnert Park, CA 94928. Diane M. Lalosh is a beneficial owner of the Company's common stock.

                                 PART II
Item 3.    Incorporation of Documents by Reference

The Registrant incorporates the following documents by reference in the registration statement:

(a) The Company's Annual Report on Form 10-KSB filed for the year ended September 30, 1996.

All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

The class of securities to be offered is registered under section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel

None.

Item 6.    Indemnification of Officers and Directors

The Company's Bylaws and the Colorado General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and Directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages of the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve misconduct or a knowing violation of law; (iii) for the lawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7.    Exemption from Registration Claimed

Inasmuch as the Consultant who received the Shares of the Registrant was knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 8.    Exhibits

4(1)    Management Consulting Agreement with Robert Epstein

5 Opinion of Diane M. Lalosh, consent included, relating to the issuance of the shares of securities pursuant to the Management Consulting Agreement.

23(1)   Consent of Diane M. Lalosh, included in opinion in Exhibit 5 hereto.

23(2)   Consent of Independent Auditor's, BRADSHAW, SMITH & COMPANY

Item 9.    Undertakings

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

         (2) That for the purpose of determining the liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining the liability under the Securities Act of 1933, each filing of the registrant s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Las Vegas, Nevada on January 14, 1997.



                                  GLOBAL VENTURE FUNDING, INC.



                              By : /s/ Robert M. Dolan, President

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the capacities indicated on January 14, 1997

 /s/Robert M. Dolan                   President and Director
Robert M. Dolan


 /s/ Silas A. Phillips                Secretary, Vice President
Silas A. Phillips                      and Director


                       EXHIBIT (4)(1)
               Management Consulting Agreement with
                          Robert Epstein

                 MANAGEMENT CONSULTING AGREEMENT

This Consulting Agreement, made as of December 16, 1996, by and between Global Venture Funding, Inc., 628 Las Vegas Blvd. South, Las Vegas, NV
89101, hereinafter referred to as the "COMPANY" and Robert Epstein, 50 Sandringham Road, Piedmont, CA 94611 hereinafter referred to as "CONSULTANT".

                             PREAMBLE
WHEREAS, the COMPANY desires to retain the CONSULTANT'S services on an ongoing basis and has requested that the CONSULTANT include the COMPANY within its selected and limited group of clients; and,

WHEREAS, the CONSULTANT is agreeable to such arrangement, subject to the following terms and conditions:

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

1. APPOINTMENT.
The COMPANY hereby appoints CONSULTANT as one of its financial and strategic advisors and hereby retains CONSULTANT, pursuant to the terms and conditions of this Agreement (the "Consulting Agreement"). CONSULTANT accepts such appointment and agrees to perform the services pursuant to the terms and conditions of this Agreement

2. TERM.
The term of this Agreement shall begin on the date specified above and terminate 12 months thereafter.

3. DUTIES OF CONSULTANT
(a) CONSULTANT shall act, generally, as both managerial and marketing counsel, essentially acting as the following:
    (1) as an advisor to the COMPANY with respect to customer communications and information (e.g., advertising, public relations, financial reports, etc.,) as well as planning, designing, developing, organizing, writing and distribut-ing such communications and information.

    (3) the implementation of short range and long term strategic planning to fully develop and enhance COMPANY's assets, resources, products and services.

    (4) advise and recommend to COMPANY additional services and products that may be provided by COMPANY to prospective customers.

(b) To the extent requested by COMPANY, CONSULTANT shall assist in establish-ing, and advising the COMPANY with respect to:
     (1) Selection of advertising media for public relations and customer and prospect marketing;
     (2) CONSULTANT shall implement advertising media campaign programs for corporate investor relations and retail store promotions.

(c) Specifically, CONSULTANT shall seek to make the COMPANY, its management, its products, and its financial situation and prospects, known to the financial press and publications, customers and prospects, broker dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, shareholders and other members at the financial community, as well as the financial media and the public generally.

(d) CONSULTANT makes no guarantees, representations or warranties as to the particular results from CONSULTANT'S financial and public relations services and the responses and timeliness of action by the stockholder and stock brokerage community.

4.     DUTIES OF COMPANY.
(a) On a regular and timely basis, COMPANY shall supply CONSULTANT with all approved data and information about the COMPANY, its management, its products and its operations and COMPANY shall be responsible for advising CONSULTANT of any facts which would affect the accuracy of any prior data and information supplied to CONSULTANT.

(b) COMPANY shall use its best efforts to promptly supply CONSULTANT with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and commun-ications whether or not prepared with CONSULTANT assistance and also with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc.

(c) COMPANY understands that the accuracy and completeness of any document prepared by CONSULTANT is dependent upon COMPANY'S alertness to assure CONSULTANT that such document contains all material facts which might be important and that all such documents must not contain any misrepresentation of a material fact nor omit information necessary to make the statements therein not misleading. To that end, COMPANY agrees to review, and to confirm to CONSULTANT in writing that they have reviewed all materials for their accuracy and completeness prior to any use thereof. COMPANY also acknowledges that this responsibility continues in the event the materials become deficient in this regard.

5.     REPRESENTATION AND INDEMNIFICATION
(a) The COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information, and data which it supplies to CONSULTANT and the COMPANY acknowledges its awareness that CONSULTANT will rely on such continuing representation in disseminating such information and otherwise performing its public relations functions.

(b) CONSULTANT, in the absence of notice in writing from COMPANY, may rely on the continuing occurrence of material, information, and data supplied by the COMPANY.

(c) COMPANY hereby agrees to indemnify CONSULTANT against, and to hold CONSULTANT harmless from any claims, demands, suits, loss, damages, including legal fees and expenses arising out of CONSULTANT'S reliance upon the occurrence and continuing accuracy of such facts, material, information and data, if and only if the facts, material, information and data was supplied to CONSULTANT by COMPANY.

(d) COMPANY agrees to indemnify and hold CONSULTANT harmless from any and all losses, claims, damages, liabilities, costs or expenses, including reasonable attorney's fees, ((collectively the "liabilities"), joint and several, arising out of the performance of this Consulting Agreement, whether or not CONSULTANT is a party to such dispute. This indemnity shall not apply, how-ever, and CONSULTANT shall indemnify and hold COMPANY, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that CONSULTANT engaged in gross recklessness and willful misconduct in the performance of services hereunder which gave rise to the losses, claim, damages, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provisions of this Consulting Agreement shall apply and COMPANY shall perform its obligations hereunder to reimburse CONSULTANT for its expenses). The provisions of this paragraph 5 shall survive the termination and expiration of this Consulting Agreement.

6.   COMPENSATION.
As compensation for its services hereunder, CONSULTANT shall be issued 100,000 shares of COMMON Stock, $.0001 par value (the "Shares") issued upon commencement of the Consultant Agreement.

7.   EXPENSES
CONSULTANT shall be entitled to reimbursement by COMPANY of such reasonable out-of-pocket expenses as CONSULTANT may incur in performing services under the Consulting Agreement which are pre-approved by the COMPANY. Said reimbursements shall be made within ten (10) days after submission to COMPANY.

8.   REGISTRATION
COMPANY agrees to provide CONSULTANT with registration rights at COMPANY's cost and expense and include 100,000 shares of Common Stock, in a registrat-ion statement to be filed by COMPANY with the Securities and Exchange Commission immediately upon execution of this Agreement on Form S-8.

9.   RELATIONSHIP OF PARTIES
CONSULTANT is an independent contractor, responsible for compensation of its agents, employees and representatives. as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workmen's compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other.

10.  CONFIDENTIALITY
CONSULTANT will not disclose to any other person, firm or corporation during the term of this Agreement, any trade secrets or other information designated as confidential by COMPANY which is acquired by CONSULTANT in the course of performing services hereunder. Any financial advice rendered by CONSULTANT pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of CONSULTANT.

11.  ATTORNEY FEES
Should either party default in the terms or conditions of this Agreement and suit be filed as a result at such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees through trial and appeal.

12.  WAIVER OF BREACH.
The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any sub-sequent breach by the other party.

13.  GOVERNING LAW.
This agreement shall be construed according to the laws of California.

14.  NOTICES.
Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by certified mail, return receipt requested to the principal office at the party being notified or by fax, at the afore-mentioned addresses.

15.  ENTIRE AGREEMENT.
This instrument contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. If any provision of this Agreement is declared void, each provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect. A facsimile signature shall be as binding as an original signature.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

GLOBAL VENTURE FUNDING, INC.                           ROBERT EPSTEIN


/s/ Robert M. Dolan                                /s/ Robert Eppstein
Robert M. Dolan, President                      Robert Epstein, President


                             EXHIBIT (5)

Opinion of Diane M. Lalosh relating to issuance of shares of securities pursuant to the above Management Consulting Agreement

                            Law Offices of
                            Diane M. Lalosh
                     1451 Southwest Blvd., #120-L
                        Rohnert Park, CA  94928


                             January 14, 1997

Securities and Exchange Commission
450 Fifth Street, N.W. Judiciary Plaza
Washington, DC  20549

    RE : GLOBAL VENTURE FUNDING INC.

Ladies and Gentlemen:

       This office represents GLOBAL VENTURE FUNDING, INC., a Colorado corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 100,000 shares of the Registrant's Common Stock issued to Robert Epstein for performance of certain consulting and management services (the "Registered Securities"). In connection with our representation, I have examined such documents and undertaken such further inquiry as I consider necessary for rendering the opinion hereinafter set forth.

       Based on the foregoing, it is my opinion the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

       I acknowledge that I am referred to under the heading "Legal Matters" in the Prospectus which is part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and I hereby consent to such use of my name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.


                                    /s/   DIANE M. LALOSH






                            EXHIBIT (23.1)

Consent of Diane M. Lalosh relating to the issuance of shares of securities pursuant to the above Management Consulting Agreement

                       CONSENT OF DIANE M. LALOSH

I hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 of my opinion dated January 14, 1997 by relating to the registration of the Securities as therein defined, of GLOBAL VENTURE FUNDING INC., a Colorado corporation, which is attached as Exhibit 5 therein.



January 14, 1997               /s/   DIANE M. LALOSH


                                EXHIBIT (23.2)

Consent of accountant, Bradshaw, Smith & Company relating to their Independent Auditors Report incorporated by reference to the September 30, 1996 10KSB filed with the Securities and Exchanger Commission


                    CONSENT OF BRADSHAW, SMITH & COMPANY


                         BRADSHAW, SMITH & CO.
                         5851 West Charleston
                        Las Vegas,  NV  89102



                    INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Global Venture Funding, Inc.

We consent to incorporation by reference in the registration statement titled "Management Consulting Plan with Robert Epstein" on Form S-8 of Global Venture Funding, Inc. of our report dated October 23, 1996, relating to the balance sheet of Global Venture Funding, Inc. as of September 30, 1996, and the related statements of operations, changes in stockholders' deficit, and cash flows for the year then ended, which report appears in the September 30, 1996 annual report on Form 10-KSB of Global Venture Funding, Inc.


Las Vegas, Nevada
January 9, 1997


                            /s/ BRADSHAW, SMITH & COMPANY